UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 28, 2010

MILLER INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	001-14124	62-1566286

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8503 Hilltop Drive, Ooltewah, Tennessee	37363

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(423) 238-4171

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On Friday, May 28, 2010, Miller Industries, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) in Dalton, Georgia.  As of the record date, April 6, 2010, there were 11,637,775 shares of common stock entitled to vote at the Annual Meeting.  There were present at the Annual Meeting, in person or by proxy, holders of 8,301,815 shares representing 71.34% of the common stock entitled to vote at the Annual Meeting.

The following directors were elected to hold office, each for a term of one year, at the Annual Meeting, with the vote for the directors being reflected as follows:

Name	For	Withheld	Non-Votes
Theodore H. Ashford III	8,192,125	109,690	0
Jeffrey I. Badgley	8,188,882	112,933	0
A. Russell Chandler, III	8,173,447	123,368	0
Paul E. Drack	8,171,135	130,680	0
William G. Miller	8,183,466	118,349	0
Richard H. Roberts	8,173,266	128,549	0

The affirmative vote of the holders of a plurality of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting was required to elect the directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLER INDUSTRIES, INC.
(Registrant)

By:	/s/ Frank Madonia
Frank Madonia
Executive Vice President, General Counsel and
Secretary

Date:  June 3, 2010